UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 14 , 2012

RADIANT LOGISTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50283	04-3625550
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 114th Avenue, S.E., Third Floor, Bellevue, WA 98004

(Address of Principal Executive Offices) (Zip Code)

(425) 943-4599

 (Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2012, the Board of Directors of Radiant Logistics, Inc. (the “Company”), acting through its independent directors, approved new employment agreements for Dan Stegemoller, the Company’s Chief Operating Officer, Todd Macomber, the Company’s Chief Financial Officer, and Alesia Pinney, the Company’s General Counsel, and adopted a new Management Incentive Compensation Plan.

The new employment agreements were adopted in order to standardize employment arrangements for Messrs. Stegemoller and Macomber, as existing key members of the Company’s management team, and to reflect and codify the employment arrangements between the Company and Ms. Pinney, as the Company’s new General Counsel. Pursuant to the new employment agreements, Messrs. Stegemoller and Macomber and Ms. Pinney are each entitled to annual base compensation of $200,000, subject to annual review. In addition, Ms. Pinney is to receive a sign on bonus of $24,000, payable on a pro rata basis over the next twelve months, and options to purchase 250,000 shares of the Company’s common stock; 150,000 of which shall be granted currently, and the balance to be granted on the earliest date that the Company secures stockholder approval for an amendment of its existing, or creation of a new, incentive stock option plan authorizing the issuance of additional stock options sufficient to at least cover such grant. Ms. Pinney’s options shall be awarded at an exercise price equal to the per share equivalent of the fair market value of the Company’s common stock on the date of grant, and subject to 20% annual vesting over the five year period following the first grant date. The new employment agreements confirm, however make no modifications or additions to, the existing stock option agreements between the Company and Messrs. Stegemoller and Macomber.

Pursuant to the Company’s management incentive compensation plan, each of Messrs. Stegemoller and Macomber and Ms. Pinney will be evaluated with a target bonus, based upon achievement of corporate and individual objectives, of 35% of base compensation. Ultimate awards of annual compensation adjustments and bonuses under the Management Incentive Compensation Plan are at the discretion of the Company’s compensation committee, if there is one, or by the independent members of the Board of Directors. As of the date of this report, the Company does not have a compensation committee.

In addition to customary employment benefits that are broadly provided to the Company’s employees, such as participation in the Company’s stock option plans and life insurance, hospitalization, major medical and other health benefits, Messrs. Stegemoller and Macomber and Ms. Pinney are entitled to six months of severance in the form of salary continuation payments in the event their employment is terminated as a result of death, disability, or by the Company other than for cause; or twelve months of severance if within nine months following a “Change of Control”, they voluntary terminate their employment for “Good Reason” or their employment is terminated by the Company other than for cause. For the purposes of the employment agreements, a "Change of Control" shall be deemed to occur if there occurs a sale, exchange, transfer or other disposition of substantially all of the assets of the Company to another entity, except to an entity controlled directly or indirectly by the Company, or a merger, consolidation or other reorganization of the Company in which the Company is not the surviving entity, or a plan of liquidation or dissolution of the Company other than pursuant to bankruptcy or insolvency laws. For the further purpose of the employment agreements, “Good Reason” shall be deemed to occur upon either (i) a breach of the agreement by the Company; or (ii), a reduction in salary without the employee’s consent, unless any such reduction is otherwise part of an overall reduction in executive compensation experienced on a pro rata basis by other similarly situated employees.

Alesia Pinney is joining the Company as its General Counsel following a brief period in which she served as a consultant to the Company. Ms. Pinney has served as an operational and legal executive for private and publicly traded companies, including as general counsel of public companies, Infospace, Inc. and drugstore.com, inc. Previously, she practiced law at Perkins Coie, LLP., where her practice focused on corporation finance, including public offerings, mergers and acquisitions and venture capital. Ms. Pinney earned her bachelor’s degree in accounting from Seattle University, her Master of Taxation from the University of Denver, College of Law and her Juris Doctor from the Seattle University School of Law.

The descriptions of the employment agreements for Messrs. Stegemoller and Macomber and Ms. Pinney are qualified in their entirety by reference to the full text of such agreements, copies of which are filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated by reference herein.

The Management Incentive Compensation Plan is intended to provide for a pay system that supports the Company’s business strategy and emphasizes pay-for-performance by tying reward opportunities to carefully determined and articulated performance goals at corporate, operating unit, business unit and/or individual levels.

The annual incentive payments described in the plan are discretionary in nature and may be reduced, at any time and in any amount, by the Board of Directors of the Company (in the case of payments that otherwise would be made to the Company’s Chief Executive Officer) and by the Chief Executive Officer of the Company (in the case of payments that otherwise would be made to any other participant in the plan).

The description of the Management Incentive Compensation Plan is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.5, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

No.	Description

10.1	Employment Agreement dated May 14, 2012 between the Company and Dan Stegemoller

10.2	Employment Agreement dated May 14, 2012 between the Company and Todd Macomber

10.3	Employment Agreement dated May 14, 2012 between the Company and Alesia Pinney

10.4	Operating Agreement of Radiant Logistics Partners, LLC dated as of June 28, 2006

10.5	Radiant Logistics, Inc. Management Incentive Compensation Plan

10.6	Executive Employment Agreement dated January 13, 2006 by and between Radiant Logistics, Inc. and Bohn H. Crain (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 18, 2006).

10.7	Option Agreement dated October 20, 2005 by and between Radiant Logistics, Inc. and Bohn H. Crain (incorporated by reference to the Company’s Current Report on Form 8-K filed on January 18, 2006).

10.8	Radiant Logistics, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Quarterly Report on Form 10-QSB filed November 14, 2005).

99.1	Press Release relating to effectiveness of Form S-3 dated May 14, 2012.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Radiant Logistics, Inc.

Date: May 14, 2012	By:	/s/ Bohn H. Crain
Bohn Crain
Chief Executive Officer